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                                                                   EXHIBIT 10.18

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT, dated as of September 23, 2003, is by and among Oak Street Financial Services, Inc., a Maryland corporation (the "Company"), Oak Street Operations LLC, a Delaware limited liability company ("OSO") and unitholders ("Unitholders") of Oak Street Mortgage LLC, a Delaware limited liability company ("OSM").

                                    RECITALS

         A. OSO proposes to offer one of its units in exchange for each unit of OSM held by the Unitholders. Voting units of OSM will be exchanged for voting units of OSO, and non-voting units of OSM will be exchanged for non-voting units of OSO. Units of OSM are hereinafter referred to as "OSM Units." Units of OSO are hereinafter referred to as "OSO Units."

         B. Immediately following the exchange of units in Paragraph A, the Company proposes to offer 1,000 shares of its common stock, $.01 par value per share ("Common Stock"), in exchange for each OSO Unit held by the Unitholders, except for the 113,999.95 non-voting OSO Units owned by Sotseks Corp. ("Sotseks") which shall be the subject of a stock purchase option referenced in Article II, Section 7. Voting shares of Common Stock will be exchanged for voting OSO Units on a 1,000 share to one unit basis. Non-voting shares of Common Stock will be exchanged for non-voting OSO Units on a 1,000 share to one unit basis.

         C. Each Unitholder owns the OSM Units listed opposite his, her, or its name on Exhibit A hereto.

         D. OSO desires to acquire the OSM Units from each Unitholder, and each Unitholder is willing to transfer to OSO, the OSM Units set forth beside such Unitholder's name on Exhibit A hereto, in exchange, in each case, for the OSO Units set forth opposite the name of the Unitholder on Exhibit A.

         E. The Company desires to acquire the OSO Units from each Unitholder except Sotseks, and each Unitholder is willing to transfer to the Company, the OSO Units set forth beside such Unitholder's name on Exhibit A hereto, in exchange, in each case, for the shares of Common Stock of the Company set forth opposite the name of such Unitholder on Exhibit A (the "Shares").

         F. The parties to this Agreement want to reduce to writing their agreement with respect to the foregoing.

         THEREFORE, in consideration of the mutual covenants contained in this Agreement and the acts to be performed under this Agreement, the parties hereby agree to the following:

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                ARTICLE I - EXCHANGE OF OSM UNITS FOR OSO UNITS
                           AND OF OSO UNITS FOR SHARES

         1. TRANSFER OF THE OSM UNITS. Subject to the terms and conditions of this Agreement, each Unitholder agrees to transfer to OSO on the Closing Date (as defined in Section 3) all of the Unitholder's right, title and interest in and to the OSM Units set forth beside such Unitholder's name on Exhibit A attached to this Agreement.

         2. ISSUANCE OF OSO UNITS. As consideration for the OSM Units, on the Closing Date OSO shall issue to each Unitholder the OSO Units set forth opposite such Unitholder's name on Exhibit A.

         3. TRANSFER OF OSO UNITS. Subject to the terms and upon the conditions of this Agreement, each holder of OSO Units except Sotseks agrees to transfer to the Company on the Closing Date all of such holder's right, title and interest in and to the OSO Units set forth opposite his, her or its name on Exhibit A.

         4. ISSUANCE OF SHARES. As consideration for the OSO Units transferred to it on the Closing Date, the Company shall issue to each holder of OSO Units transferring such OSO Units to the Company, the number and class of Shares set forth opposite such person's name on Exhibit A.

         5. CLOSING. The closing (the "Closing") of the transfer of the OSM Units and the OSO Units and the acquisition of the OSO Units and the Shares described in this Agreement shall be held as soon as practicable after OSO and the Company receive signed signature pages and the OSM Unit Assignment Form from each Unitholder and the OSO Unit Assignment Form and a signed Form 2553 from each Unitholder except Sotseks (the "Closing Date"), at the offices of the Company, 11595 N. Meridian Street, Suite 400, Carmel, Indiana 46032, or at such other time and place as is mutually agreed to by the parties to this Agreement.

         6.       SUBCHAPTER S PROVISIONS.

         (a) The Company intends to elect to be an S Corporation for and after its date of organization.

         (b) Each shareholder of the Company, agrees to sign a Form 2553 including any attachments thereto to make such an election. The Company will provide each such Unitholder with a copy of the Form 2553 to be signed by such Unitholder.

         7. REPRESENTATIONS AND WARRANTIES OF THE UNITHOLDERS. Each Unitholder hereby represents and warrants to OSO and to the Company with respect to the OSM Units and OSO Units set forth beside such Unitholder's name on Exhibit A, as follows:

         (a)      The Unitholder is the record and beneficial owner of the OSM
                  Units.

         (b) The transfer of the OSM Units by the Unitholder to OSO hereunder will vest in OSO good and valid right, title and interest in and to the OSM Units, free and clear of all claims, liens, pledges, charges, security interests and encumbrances of

                                      -2-

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                  any nature. The transfer of the OSO Units to the Company
                  hereunder will vest in the Company good and valid right, title and interest in and to the OSO Units, free and clear of all claims, liens, pledges, charges, security interests and encumbrances of any nature.

         (c) The Unitholder has the full right, power and authority to execute, deliver and perform this Agreement and to transfer the OSM Units and, in the case of all Unitholders but Sotseks, the OSO Units in accordance herewith.

         (d) This Agreement constitutes the legal, valid and binding obligation of the Unitholder, enforceable against such Unitholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other laws or equitable principles affecting the enforcement of creditors' rights generally.

         (e) The Unitholder has the financial ability to bear the economic risk of an investment in the OSO Units and in the Shares, as applicable, has adequate means of providing for his, her or its current needs and personal contingencies, has no need for liquidity in such investment and could afford the complete loss of such investment. The Unitholder's overall commitment to investments that involve a high degree of risk or that are not readily marketable is not disproportionate to the Unitholder's net worth, and the Unitholder's investment in OSO or in the Company will not cause such overall commitment to become excessive.

         (f) The Unitholder has such knowledge, skill and experience in business, financial and investment matters that the Unitholder is capable of evaluating independently the merits and risks of an investment in OSO Units or in the Shares. To the extent the Unitholder has determined it to be necessary, the Unitholder has retained, at the Unitholder's own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and ownership of the OSO Units or the Shares.

         (g) All representations, warranties and covenants contained in this Agreement shall survive the Closing Date and the death or disability of the Unitholder if an individual, and shall be binding on such Unitholder's successors and assigns.

         (h) The Unitholder hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing Date which would cause any representation or warranty of the Unitholder contained in this Agreement to be false or incorrect.

         8. REPRESENTATION AND WARRANTIES OF OSO. OSO hereby represents and warrants to the Unitholders as follows:

         (a) OSO is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business and to execute and deliver this Agreement and to perform its obligations hereunder.

                                      -3-
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         (b)      OSO has duly authorized the sale and issuance of the OSO Units upon the terms set forth herein by all requisite corporate action, and this Agreement has been duly authorized, executed and delivered by it.

         (c) this Agreement constitutes the legal, valid and binding obligation of OSO, enforceable against OSO in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws or equitable principles affecting the enforcement of creditors' rights generally.

         9. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Unitholders as follows:

         (a) The Company is duly formed, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to conduct its business and to execute and deliver this Agreement and to perform its obligations hereunder.

         (b) The Company has duly authorized the sale and issuance of the Shares upon the terms set forth herein by all requisite corporate action, and this Agreement has been duly authorized, executed and delivered by it.

         (c) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws or equitable principles affecting the enforcement of creditors' rights generally.

         10.      COVENANTS. Each Unitholder agrees to the following:

         (a) The Unitholder understands and agrees that, unless the Unitholder notifies the Company in writing to the contrary on or before the Closing Date, all of the Unitholder's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date.

         (b) The Unitholder understands that no federal or state agency has made any findings or determination as to the fairness of an investment in, or any recommendation or endorsement of, the OSO Units or the Shares.

         (c) The Unitholder acknowledges that OSO and the Company have the right in their sole and absolute discretion to abandon this offer at any time prior to the Closing Date and to return to the Unitholder his, her or its Units.

         (d) Each of the Unitholders acknowledges receipt of the letter dated September ___, 2003, from Steven Alonso describing the transactions contemplated by this Agreement, and the enclosures referred to in that letter (the "Documentation"). Each Unitholder represents that the decision he, she or it has made regarding whether or not to assign OSM Units to OSO in exchange for OSO Units, and OSO Units to the Company in exchange for Shares pursuant to this Agreement ("Exchange Decision") has been made by such Unitholder independently after

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                  considering the Documentation, the tax consequences of that decision, and other relevant information, and after consulting any professional advisors deemed appropriate by such Unitholder. Each Unitholder covenants that he, she or it will assert no claim against OSM, OSO, the Company, their subsidiaries, or their officers, directors or agents based on such Unitholder's Exchange Decision or the disclosures made to such Unitholder in connection with that Exchange Decision. Each Unitholder hereby indemnifies and holds harmless OSM, OSO and the Company, their subsidiaries, and their officers, directors or agents from and against any loss or liability occasioned by any such claim of such Unitholder or such Unitholder's representatives.

         11.      INFORMATION CONCERNING OSO AND THE COMPANY.

         (a) The Unitholder has had the opportunity to obtain information or documents from, and to ask questions of, representatives of OSO and the Company in connection with the offering of the OSO Units and the Shares and any aspect of the business of OSO and the Company, to the extent necessary to evaluate the merits and risks (both economic and legal) related to the Unitholder's investment in OSO and in the Company, and has received answers therefrom that the Unitholder considers to be responsive to such questions. Prior to making an investment in OSO and in the Company, the Unitholder has had the opportunity to verify the accuracy of any information that has been provided.

         (b) The Unitholder understands that no public market is available for the sale of the OSO Units or the Shares at this time.

         12. RESTRICTIONS ON TRANSFER OR SALE OF OSO UNITS AND SHARES UNDER SECURITIES LAWS.

         (a) The Unitholder is acquiring the OSO Units and, thereafter as to each Unitholder except Sotseks, the Shares solely for the Unitholder's own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the OSO Units or the Shares (other than in accordance with applicable federal or state law). The Unitholder understands that neither the OSO Units nor the Shares have been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Unitholder and of the other representations, warranties and covenants made by the Unitholder in this Agreement. The Unitholder understands that OSO and the Company are relying upon the representations, warranties and covenants of the Unitholder contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

         (b) The Unitholder understands that the OSO Units and the Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") and that the Securities Act and Rule 144 and other rules promulgated by the Commission provide in substance, if a public market for such securities develops later, that the Unitholder may dispose of the OSO Units and the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Unitholder understands that the Company has no obligation or intention to register any of the OSO Units or the Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144). Accordingly, the Unitholder understands that, under the Commission's rules, the Unitholder may dispose of the OSO Units and the Shares principally only in "private placements" which are exempt from registration under the Securities Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the Unitholder.

         (c) With the exception of the transfer of OSO Units to the Company as contemplated by this Agreement, no Unitholder may offer, sell or transfer OSO Units or Shares acquired by him, her or it under this Agreement unless, at the expense of the transferring Unitholder, the Company, in the case of a transfer of Shares, or OSO, in the case of a transfer of OSO Units, has received an opinion of counsel for the Company or OSO or counsel acceptable to the Company or OSO, as the case may be, to the effect that such transfer is exempt from registration requirements under the Securities Act and state securities laws. OSO's Management Committee as to the OSO Units and the Company's Board of Directors, as to the Shares, may, in its sole discretion, waive the requirement for a legal opinion, but any such waiver will not constitute a waiver of any such requirement for any subsequent transfer of such OSO Units or Shares or any interest therein.

         (d) With the exception of the transfer of OSO Units to the Company, as contemplated by this Agreement, the Unitholder acknowledges and agrees that the Unitholder will not sell, assign, pledge, give, transfer or otherwise dispose of the OSO Units or the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the OSO Units or the Shares, as applicable, under the Securities Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws.

         (e) The Unitholder has not offered or sold any portion of the OSO Units or the Shares and has no present intention of dividing the OSO Units or the Shares with others or of reselling or otherwise disposing of any portion of the OSO Units or the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

         13. CONDITIONS PRECEDENT TO THE UNITHOLDERS' OBLIGATIONS. All obligations of the Unitholders under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

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

         (a) OSO's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time;

         (b) OSO shall have delivered to Sotseks a certificate representing the non-voting OSO Units to which such Unitholder is entitled under this Agreement;

         (c) The Company's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time; and

         (d) The Company shall have delivered to each Unitholder except Sotseks the stock certificates representing the number and class of Shares to which such Unitholder is entitled under this Agreement.

         14. CONDITIONS PRECEDENT TO OSO'S OBLIGATIONS. All obligations of OSO under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

         (a) The Unitholders' representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time; and

         (b) Each Unitholder shall have delivered to OSO on or before the Closing an OSM Unit Assignment Form which assigns the OSM Units to OSO.

         15. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS. All obligations of the Company under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

         (a) The Unitholders' representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time;

         (b) Each Unitholder except Sotseks shall have delivered to the Company on or before the Closing an OSO Unit Assignment Form which assigns his, her or its OSO Units to the Company, a signed signature page of this Agreement and an executed Form 2553 for such Unitholder; and

         (c) OSO shall have delivered to the Company a certificate representing the non-voting and voting units to which the Company is entitled under this Agreement.

         16. EFFECT OF CONDITIONS PRECEDENT. In the event the conditions precedent to consummation of this Agreement are satisfied or waived by the party they are to benefit on or before September 30, 2003, then the Unitholders, OSO, and the Company shall proceed with the consummation of this Agreement; otherwise, the obligations of the Unitholders, the Company, and OSO hereunder shall be terminated.

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         17.      COVENANT OF FURTHER ASSURANCES. The Unitholders agree, upon reasonable request, to deliver such additional documents to OSO or to the Company or take such additional actions as may be necessary or appropriate to vest in OSO ownership of the OSM Units and in the Company ownership of the OSO Units held by unitholders other than Sotseks.

         18. OSM OPERATING AGREEMENT. With regard to the exchange of OSM Units for OSO Units pursuant to this Agreement by any Unitholder of OSM, the undersigned Unitholder hereby waives any compliance with any and all covenants, agreements, or requirements set forth in the Limited Liability Company Operating Agreement of OSM (the "OSM Operating Agreement") or the Redemption Agreements by and between OSM and certain Unitholders governing or otherwise restricting the sale, transfer, and assignment of the OSM Units, including, without limitation, any rights of first refusal or purchase that such Unitholder may have under
Article VII of the OSM Operating Agreement and Section 5 of the Redemption Agreement. With regard to the exchange of OSM Units for OSO Units pursuant to this Agreement by any Unitholder of OSM, OSM hereby unanimously waives any compliance with (i) any and all covenants, agreements, or requirements set forth in the OSM Operating Agreement governing or otherwise restricting the sale, transfer, and assignment of the OSM Units, including, without limitation, the provisions of Sections 7.2 and 7.3 of the OSM Operating Agreement, and (ii) any and all covenants, agreements, or requirements set forth in the Redemption Agreements by and between OSM and certain of its Unitholders governing or otherwise restricting the sale, transfer, and assignment of their OSM Units, including, without limitation, the provisions of Section 2, 3, 4 and 5 of the Redemption Agreements. At the Closing, since OSO shall have acquired all OSM Units, the Unitholders, in their capacity as Unitholders, shall no longer be subject to the OSM Operating Agreement or the Redemption Agreements.

         19. OSO OPERATING AGREEMENT. OSO and Sotseks agree as soon as practicable after the Closing Date to enter into a Limited Liability Operating Company Agreement of OSO in the form attached hereto as Exhibit B. Sotseks and OSO agree not to transfer any OSO Units they receive pursuant to this Agreement until the OSO Operating Agreement attached hereto as Exhibit B is executed, at which point they will be subject to the transfer restrictions contained therein.

                        ARTICLE II - ADDITIONAL TRANSFER
                      RESTRICTIONS APPLICABLE TO THE SHARES

         1. GENERAL RESTRICTIONS. Following the Closing, the Unitholders acquiring Shares hereunder (the "Shareholders") shall have no right to sell, assign or in any manner transfer all or any part of the Shares and the Shareholders hereby agree that the Shareholders will not sell, assign or in any manner transfer all or any part of the Shares, except as otherwise provided in this Agreement, without the prior written consent of the Board of Directors of the Company. The Board of Directors of the Company may require, as a condition of such a sale, assignment or transfer of Shares, that the transferee execute an agreement substantially identical in form to this Agreement (other than Article
I) (which may be accomplished by a certificate of acceptance and adoption of this Agreement (other than Article I), that provides that all of the transferee's Shares shall be subject to the restrictions on transfer set forth in this Agreement (other than Article I).

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         2.       RESTRICTIONS APPLICABLE TO SHAREHOLDERS OTHER THAN EMPLOYEE
SHAREHOLDERS. Except as specifically permitted in this Section 2, no holder of Shares following the Closing Date who is not an Employee Shareholder, as defined in Section 3 hereof, subject to the transfer restrictions in Section 3 hereof (a "Non-Employee Shareholder") may sell, assign or in any manner transfer all or any part of his, her or its Shares in the Company, without the unanimous written consent of the Company's Board of Directors.

         (a) Permitted Transfers. Notwithstanding anything to the contrary in this Section 2 and except as provided in this Section 2, any Non-employee Shareholder (including without limitation such Non-employee Shareholder's legal guardian, executor or administrator in the case of an individual Non-employee Shareholder) desiring to sell, transfer, exchange or encumber all or part of such Non-employee Shareholder's Shares, including transfers by gift or by reason of death, may do so only if such Non-employee Shareholder has complied with the provisions of this Section 2 unless such provisions have been waived in writing by the unanimous consent of the Company's Board of Directors. Upon the transfer by a Non-employee Shareholder of his, her, or its Shares in accordance with this
                  Section 2, said Non-employee Shareholder shall promptly surrender to the Company any and all certificates evidencing the transferred Shares, and the Company shall thereafter issue to the new Shareholder a certificate evidencing the number of Shares so acquired.

         (b) Transfers to Family or Affiliates. Any Non-employee Shareholder may, with the unanimous consent of the Board of Directors of the Company, which consent shall not be unreasonably withheld, transfer the Shares held by such Non-employee Shareholder to persons related by blood to such Non-employee Shareholder or to an entity in which a majority of the equity interests or beneficial interests is held by persons related by blood to such Non-employee Shareholder; provided however that John F. Havens (or at his death, his personal representative) may transfer his voting Shares to Ellen H. Hardymon without seeking such consent and George A. Skestos (or at his death, his personal representative) may transfer his voting Shares to George Anthony Skestos without seeking such consent. Such transfer may be made by the Non-employee Shareholder or, in the event of the Non-employee Shareholder's death or disability, by his or her personal representative. A condition of such transfer shall be that such prospective transferee shall agree to be bound by the provisions in this Agreement (other than Article I).

         (c) Response to Third Party Offer. The Havens Group shall mean John F. Havens, trusts for the benefit of his children, his children, and any transferee from any of such persons pursuant to the provisions of this Section 2. The Skestos Group shall mean George A. Skestos, Sotseks and any transferee from any of such persons pursuant to the provisions of this Section 2. The Alonso group shall mean Steven Alonso and any transferee from him pursuant to the provisions of this Section 2. Such Groups shall be bound by the majority vote of the Group of which they are a part. If either the Havens Group, the Skestos Group or the Alonso Group receives a written offer, by its terms irrevocable for at least 30 days, to purchase all of the Shares and outstanding options of such Group and such Group wishes to accept such offer, a representative of such Group shall advise the members of the other Groups of the terms of such offer within 10 days following receipt thereof. The other Groups shall have the right, for a period of 15 days following such receipt, to give notice in writing to such Group that the other Groups elect to purchase all of the Shares and outstanding options of such Group at the price and on the terms proposed by the third party purchaser, supported by credible financial assurances that the other Groups are able to do so. Alternatively, the other Groups may in a writing delivered within the same time period elect to require that all of their Shares and outstanding options be purchased at the same price and on the same terms by the proposed third party purchaser. If the proposed third party purchaser is unwilling to purchase all of such offered Shares and outstanding options, then any Group may reject such offer in its entirety or the Groups may agree to sell, on a pro rata allocation, such number of Shares and outstanding options as the proposed third party purchaser is willing to buy.

         (d) Transfer in the Event of the Death or Disability of Steven Alonso. In the event of the death or disability of Steven Alonso, the Company shall purchase all of the Shares of the Alonso Group at the value established in accordance with the valuation procedure described in subsection (g); provided, however, that Mr. Alonso's personal representative, in the event of his death or disability, may by written notice to the Company elect within 90 days following such event to defer establishment of the value of the Shares of the Alonso Group for a period of 36 months following such event. Any purchase by the Company shall be on a time schedule which accords with available liquid assets of the Company and covenants in the Company's financing agreements.

         (e) Transfer in the Event of Bankruptcy or Divorce of a Non-employee Shareholder. In the event of the bankruptcy of a Non-employee Shareholder or in the event of a transfer of Shares incident to a divorce, the Company shall purchase all of the Shares of such Non-employee Shareholder at the value established in accordance with subsection (g). Any purchase shall be on a time schedule which accords with the available liquid assets of the Company and complies with covenants in its financing agreements.

         (f) Other Disposition of Shares. If either the Havens Group, the Skestos Group or the Alonso Group wishes to offer for sale all of its Shares and outstanding options but has not received an offer from a third party or if either group wishes to liquidate the Company in order to terminate its interests in the Company, the value of such interest shall be established in accordance with the valuation procedure described in subsection (g). The Groups which did not take the initial action leading to such valuation (the "non-offering groups") may elect to tender such Shares and outstanding options for sale as part of a uniform sales effort or to purchase such Shares and outstanding options at the value determined pursuant to subsection (g). In the event that the non-offering groups do not take action as described above, the Company may elect to purchase the interest of the offering group at the value determined pursuant to subsection (g). Notice of such group's election and the Company's election shall be given in writing to the offering group within 15 days following delivery to it of such valuation. In the event that the Alonso Group wishes to offer for sale its Shares, the non-offering group does not elect to purchase such Shares, and the Company is not willing or financially able to purchase such Shares except in accordance with a time schedule which is not acceptable to the Alonso Group, the Company shall be liquidated.

         (g) Valuation Procedures. In all events where the value of Shares held by a given group is to be determined by independent experts, the offering group shall select a person and the non-offering groups shall jointly select a person, each said person being qualified by experience to value businesses and these two persons shall undertake to mutually agree upon the value of such Shares. In the event that such persons are not able to reach mutual agreement as to such value, they shall select a third person qualified by experience to value businesses to provide such valuation and that person's valuation shall be conclusive.

         3. RESTRICTIONS APPLICABLE TO EMPLOYEE SHAREHOLDERS. The restrictions in this Section 3 shall apply to those holders of Units who are currently employees of OSM, other than Steven Alonso (the "Employee Shareholders"). They are designated as Employee Shareholders on the signature pages to this Agreement.

         (a) Upon the termination of an Employee Shareholder's employment for any reason, the following actions shall take place:

                  (i) The Employee Shareholder shall assign and transfer to the Company all right, title and interest in the Shares he or she owns, free and clear of all liens, encumbrances and other claims. Within 10 days of such termination of employment, the Employee Shareholder shall deliver to the Company any and all certificates representing the Shares for redemption and repurchase by the Company.

                  (ii) Upon delivery of the Share certificates, the Company shall redeem and repurchase such Shares at the Redemption Price. The Redemption Price per Share shall be an amount equal to the greater of (1) the Per Share Earnings multiplied by 3 or (2) the book value of a Share on the date of repurchase by the Company determined in accordance with generally accepted accounting principles. "Per Share Earnings" means the Company's Profit for the 12 consecutive calendar months preceding the month in which a termination of employment of the Employer Shareholder shall occur or the month in which a Transfer Notice is received by the Company, divided by the total number of Shares of the Company which are outstanding on the date of such redemption and repurchase. "Profit" shall mean the sum of the Company's total items of income set forth in Section 1367(a)(1)(A) through (C) of the Code for the period in question reduced by the sum of the Company's total items of loss and deduction set forth in Section 1367(a)(2)(B) through (E) of the Code for the period in question.

                  (iii) The Company shall pay the Redemption Price to the Employee Shareholder in cash or other immediately available funds no later than 10 days after the Employee Shareholder's delivery to the Company of the certificates representing the Shares.

         (b) In the event that an Employee Shareholder's employment is terminated as a result of the Employee Shareholder's death, all of the obligations of the Employee Shareholder shall be performed by the Employee Shareholder's personal representative and the Redemption Price paid by the Company shall be paid to such personal representative. For this purpose, the term "personal representative" shall mean an administrator, executor, trustee, or other personal representative who is vested with the responsibility for administering the disposition of any Shares on account of the Purchaser's death, or any individual who holds such Shares as a legatee, distributee, or successor in interest, or trustee where no executor, administrator, or similar fiduciary is appointed or where any appointed executor, administrator, or fiduciary does not have control over any of the deceased Employee Shareholder's Shares.

         (c) In the event that an Employee Shareholder desires to sell, assign or otherwise transfer all or any part of his or her Shares or if his or her Shares are subject to an involuntary transfer incident to a divorce or bankruptcy, the Employee Shareholder shall first comply with the following procedures:

                  (i) The Employee Shareholder shall deliver to the Company a written notice of intention to transfer the Shares (the "Transfer Notice") which shall specify the number of Shares (the "Subject Shares") that the Employee Shareholder desires to transfer and such information regarding the identity of the proposed transferee as the Company shall require.

                  (ii) Upon receipt of the Transfer Notice, the Company shall have a period of 30 days (the "Company Purchase Period") to redeem and repurchase the Subject Shares at a per Share price equal to the greater of (1) the Per Share Earnings multiplied by 3 or (2) the book value of a Share on the date of repurchase by the Company determined in accordance with generally accepted accounting principles. If the Company notifies the Employee in writing, on or before the 30th day of the Company Purchase Period, that it intends to redeem and repurchase the Subject Shares, then the Employee Shareholder shall tender the Subject Shares, and the Company shall pay the price set forth above, in the manner described in Subsection (i), (ii) and (iii) of subsection (a) of this Section 3.

                  (iii) If the Company does not notify the Employee Shareholder in writing that it intends to redeem and repurchase the Subject Shares on or before the 30th day of the Company Purchase Period, then the Employee Shareholder shall be permitted, for a period of 30 days after the expiration of the Company Purchase Period, to sell, assign or transfer the Subject Shares to the proposed transferee identified in the Transfer Notice, subject to the transfer restrictions described in this Article II. The transferee shall, as a condition of such a sale, assignment or transfer of Shares, execute an agreement substantially identical in form to this Agreement (other than Article I) which may be accomplished by a certificate of acceptance and adoption of this Agreement (other than Article I).

                  (iv) If the Employee Shareholder shall fail to sell, assign or transfer any or all of the Subject Shares to the proposed transferee identified in the Transfer Notice on or before the 30th day following the Company Purchase Period, then the Employee Shareholder shall not be permitted to sell, assign or otherwise transfer any Subject Shares not sold, assigned or transferred during such 30-day period unless the Purchaser first provides the Company with a new Transfer Notice and again complies with the procedures of this subsection (c).

         4. INVALIDITY OF TRANSFERS WHICH WOULD TERMINATE COMPANY'S STATUS AS S CORPORATION. Notwithstanding anything herein contained to the contrary, no Shareholder shall transfer any of his Shares, or any interest therein if, as a result of such transfer, any of the following occurs:

         (a) The Company's status as an S Corporation would terminate. Without limiting the generality of the foregoing, no Shareholder shall transfer any of his, her or its Shares to, and no Shares shall be acquired by, any person falling within any of the following categories:

                  (i)      A non-resident alien;

                  (ii) A corporation, a partnership or a trust which does not satisfy the requirements of Code
                           Sections 1361(c)(2), (c)(6), (d) or (e), or their successor provisions; or

                  (iii) Any other person or entity, a transfer to whom or which would result in the termination of the Company's election to be taxed as an S Corporation under the applicable Internal Revenue Code provisions.

         (b) Moreover, no Shareholder may transfer any of his, her or its Shares so as to cause the total number of "shareholders" of the Corporation, as determined under Section 1361(c) of the Internal Revenue Code, to exceed seventy-five (75), or such larger number as may at that time be permitted for S Corporations by applicable Internal Revenue Code sections or Internal Revenue Service regulations.

         5. ATTEMPTED TRANSFERS IN VIOLATION OF SHARE TRANSFER RESTRICTIONS. Any purported transfer of Shares in violation of this Article II shall be null and void and shall have no legal effect. An attempt to transfer an interest in the Shares of the Company in violation of this Agreement shall be ineffective and the Company shall refuse to register the Shares in question in the name of the transferee. Any Shareholder who causes or authorizes a revocation or transfer that terminates the Company's S election in violation of
Section 1362(a) of the Code (whether in
his, her, or its capacity as a Shareholder, director, officer, employee or agent for the Company or otherwise) shall be liable to the Company and to every other Shareholder for any and all damages, liabilities or costs resulting directly and indirectly therefrom, including, without limitation, any additional federal or state tax liability incurred by the Corporation or any other Shareholder as a result of the improper revocation or termination and any attorneys' fees or other costs incurred in computing and collecting any such damages; provided, however, that no Shareholder shall be liable for damages under this Section 5 for making a transfer that terminates the election if the Shareholder acted, after obtaining a written waiver from the Company's Board of Directors, in compliance with this Agreement. The additional federal and state tax liability caused by the improper revocation or termination shall be computed by the accountant that regularly prepares the Company's tax returns and such accountant's determination of such liability shall, except as otherwise provided in this action, be conclusive and binding on all parties hereto for all purposes.

         6. INADVERTENT TERMINATION OF S CORPORATION ELECTION. In the event that the Company's election to be taxed as an S Corporation is terminated, except in accordance with this Agreement, the Corporation shall immediately seek a waiver of such termination from the Internal Revenue Service under Sections 1362(f)(3) and 1362(f)(4) of the Internal Revenue Code, and each Shareholder agrees to take any action as may be required by the Internal Revenue Service to obtain such a waiver. The Company shall bear the expense of procuring the waiver, including the legal, accounting and tax costs of taking such steps and of making such adjustments as may be required, except to the extent that Shareholders are required to bear such costs, or any portion of such costs, as a condition to receiving the waiver. If the Company fails to receive such a waiver, the Company shall request the consent of the Internal Revenue Service to re-file an election to be taxed as an S Corporation prior to the time specified in Section 1362(g) of the Code, and each Shareholder agrees to take any action as may be required to obtain the consent of the Internal Revenue Service to such an early re-election by the Corporation to be taxed as an S Corporation.

         7. SOTSEKS OPTION. Notwithstanding anything to the contrary in this Agreement, at such time as Sotseks shall have distributed OSO Units to persons entitled to become shareholders of the Company pursuant to the provisions of Code Section 1361(b) or its successor provisions, such persons shall have the right to transfer all or part of the OSO Units to the Company in exchange for a number of non-voting OFS Shares equal to 1,000 times the number of OSO Units which shall be exchanged, subject to appropriate adjustments for stock splits, stock dividends, recapitalizations and similar events occurring after the date hereof which may affect the OFS Shares. The Company agrees to issue the OFS Shares to which such persons would be entitled upon such an exchange when it receives an appropriate assignment of the OSO Units and customary representations and warranties from such persons and, if necessary, from Sotseks as to such exchange.

                          ARTICLE III - DISTRIBUTIONS

         1. DISTRIBUTION OF NET CASH FLOW TO MEET ESTIMATED TAX OBLIGATIONS. Except in connection with the dissolution and liquidation of the Company and except as prevented by applicable state law, a dividend distribution shall be made to each Shareholder, no later than January 1, April 1, June 1 and September 1 of each year in an amount equal to 43% of the estimated income attributable to the pro rata shares of the Company's net long term and Section 1231 capital gains and non-separately stated items of income pursuant to Section 1366(a) of the Internal Revenue Code, as amended (as determined by the Board of Directors of the Company) for the applicable periods for which estimated federal and state income tax payments must be made by the Shareholder and, to the extent feasible, all loan agreements and other arrangements with lenders shall contain a reservation of right on the part of the Company to make such payments.

         2. DISTRIBUTION PROCEDURE. Distributions shall be made to Shareholders (or to their estates, personal representatives, successor or assigns, as appropriate) of record on the record date for the dividend distribution, regardless of whether they hold Shares on the date of distribution. Any pro rata dividend distributions made during the taxable year in question to shareholders in excess of 43% of actual tax distribution made in
Section 1 above for the applicable periods can be taken into account in determining the extent of the future minimum mandatory dividends for the balance of a taxable year.

         3. DISTRIBUTIONS IN THE EVENT OF TERMINATION OF S CORPORATION STATUS. It is the intent of this Article III to protect Shareholders to the extent allowed by law and the Company's financing agreements, against the possibility that they may be subjected to federal or state income taxes based upon income of the Company for taxable periods but not have adequate payments from the Company to satisfy such taxes or a timely basis, and to require the Company to make periodic payments to the Shareholders in the form of dividends in amounts sufficient to allow them to pay such taxes. In the event that the status of the Company as an S Corporation terminates for any reason, the Company shall nonetheless pay sufficient dividends to permit Shareholders to pay any such taxes attributable to the period prior to the termination of such status.

         4. ALLOCATIONS. Allocations of income, gain, deduction and loss shall be made on a pro rata basis to all persons who were Shareholders at any time during the taxable year on a per share per diem basis in accordance with
Section 1377(a) of the Internal Revenue Code, or in accordance with such other methodology as may be permitted by the Code. To the extent permitted under
Section 1377(a)(2), by signing below or subsequently agreeing to be bound by this Agreement (other than Article I), the "affected Shareholders" hereby consent in advance to any Company closing of the books election whenever the Company's Board of Directors deems it appropriate to make such an election.

                        ARTICLE IV - GENERAL PROVISIONS

         1. ENTIRE AGREEMENT. This Agreement, including any document delivered by the Company, OSO, or the Unitholders in accordance herewith, constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties to this Agreement with respect to the subject hereof.

         2. BENEFITS; ASSIGNMENT. This Agreement will inure to the benefit of the parties to this Agreement and shall be binding upon them and their respective successors and assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company, OSO, a Unitholder, or a Shareholder without the prior consent of the other parties, except to the extent it is assigned in connection with transfers of Shares or OSO Units permitted hereunder.

         3. GOVERNING LAW. The parties to this Agreement agree that this Agreement shall be construed as to both the validity and performance and shall be enforced in accordance with and governed by the laws of the State of Indiana.

         4. LEGEND ON STOCK CERTIFICATES. The certificates for Company Shares to be acquired by the Unitholders at the Closing shall be endorsed as follows:

         This certificate is transferable only in compliance with the provisions of the Exchange Agreement dated as of September 23, 2003, affecting the shares represented hereby, a copy of which is on file in the office of the Secretary of the Company.

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. As a result, the securities represented by this certificate may not be sold or transferred in the absence of registration under such laws or an opinion from legal counsel satisfactory to the Company that such registration is not required.

All certificates for Shares hereafter issued to the Shareholders shall bear the same endorsement. The legend concerning the Exchange Agreement shall be removed from the certificates following termination of this Agreement.

         5. AMENDMENT. This Agreement may be amended prior to the Closing Date only by unanimous agreement of the Unitholders, the Company, and OSO. From and after the Closing Date, this Agreement may be amended for the sole purpose of reflecting a transfer of Shares made in accordance with the terms of the Agreement by a written amendment signed only by the Company and the transferee. This Agreement may also be amended by the Company's Board of Directors (a) solely for the purpose of clarification without substantive change, and (b) if the amendment is, in the opinion of counsel for the Company, necessary or appropriate to satisfy current requirements of the Internal Revenue Code with respect to S Corporations or any federal or state securities laws or regulations. Shareholders will be notified of any such amendments not requiring Shareholder approval. No other amendment or modification of this Agreement shall be valid unless it is approved by the Company's directors, is in writing and signed by Shareholders holding 100% of the Company's voting Shares then outstanding, and is duly executed by the Company. Except as to amendments for the sole purpose of reflecting a transfer of Shares made in accordance with the terms of this Agreement, all Shareholders shall be given written notice at least five (5) business days in advance of the effective date of any proposed amendment.

         6. TERM. This Agreement may be terminated at any time prior to the Closing Date by the Company or by OSO. Following the Closing, Articles II and II of this Agreement shall terminate, and the certificates representing Shares subject to this Agreement shall be released from the restrictions on transferability set forth in Article II hereof, by written agreement signed by the Company and Shareholders owning not less than 100% of the Company's voting Shares then outstanding. Articles II and III of this Agreement shall also terminate if, notwithstanding the good faith efforts of all parties, the status of the Company as an S Corporation is finally and irrevocably terminated, by operation of law or otherwise, or if the Company closes a public offering of its Shares in a transaction that results in more than 75 shareholders or in nonqualifying S Corporation shareholders. Upon the termination of this Agreement, each Shareholder shall surrender to the Company the certificates for his, her or its Shares, and the Company shall issue to such Shareholder new certificates for an equal number of Shares without the legend concerning the Exchange Agreement set forth in section 4 of this Article IV.

         IN WITNESS WHEREOF, this Agreement was executed by the Company and the Unitholders as of the date first written above.

OAK STREET OPERATIONS LLC                   OAK STREET FINANCIAL SERVICES, INC.

By:     /s/ Steve Alonso                       By:    /s/ Steve Alonso
-------------------------------                --------------------------------
    Steve Alonso, President                     Steve Alonso, President

UNITHOLDERS:

        /s/ Steve Alonso                              /s/ John F. Havens
-------------------------------                --------------------------------
Steven Alonso                                   John F. Havens

        /s/ Ellen H. Hardymon                         /s/ John C. Havens
-------------------------------                --------------------------------
Ellen H. Hardymon                               John C. Havens

/s/ Thomas F. Havens                     National City Bank, Agent U/A with
Thomas F. Havens                         Suzanne H. Nick

                                         By: /s/ Edwin E. Edwards III
National City Bank, Agent U/A with           Edwin E. Edwards III, Trust Manager
Thomas F.Havens
                                         By: /s/ Ellen H. Hardymon
 By: /s/ Edwin E. Edwards III                Ellen H. Hardymon, Special Trustee
     Edwin E. Edwards III, Trust Manager
                                          /s/ George A. Skestos
 By: /s/ John F. Havens                   George A. Skestos
     John F. Havens, Special Trustee

 By: /s/ Philipp D. Nick                  /s/ Glenn R. Brunker
     Philipp D. Nick, Special Trustee     Glenn R. Brunker*

 By: /s/ Patrick J. Dugan                 /s/ Mike Keleher
     Patrick J. Dugan, Special Trustee    Mike Keleher*

/s/ D. Scott Clark
D. Scott Clarke*                          /s/ Dennis L. Trent
                                          Dennis L. Trent*

/s/ Leah B. Grinnen
Leah B. Grinnen*                          /s/ Michael Brown
                                          Michael Brown*

/s/ Craig L. Royal
Craig L. Royal*                           /s/ Charles W. Steadman
                                          Charles W. Steadman*
/s/ George Rossman II
George Rossman II*                        /s/ Paul F. Plaia
                                          Paul F. Plaia*
/s/ Deborah Cowan
Deborah Cowan*                            SOTSEKS CORP.

/s/ Deborah Dawson                        /s/ George A. Skestos
Deborah Dawson*
                                          By:
/s/ Mike Ford
Mike Ford*

*Employee Shareholders

                      AMENDMENT NO. 1 TO EXCHANGE AGREEMENT

         This AMENDMENT NO. 1 TO EXCHANGE AGREEMENT, dated as of April 30, 2004 (the "Amendment"), amends that certain Exchange Agreement, dated as of September 23, 2003 (the "Exchange Agreement"), entered into by and among Oak Street Financial Services, Inc., a Maryland corporation (the "Company"), Oak Street Operations LLC, a Delaware limited liability company ("OSO") and the then-existing unitholders ("Unitholders") of Oak Street Mortgage LLC, a Delaware limited liability company ("OSM").


                                    RECITALS

         A. The Company, OSO and the then-existing unitholders of OSM entered into the Exchange Agreement pursuant to which (i) all of the members of OSM exchanged their OSM ownership units for OSO ownership units, and (ii) all of the OSO unitholders other than Sotseks Corp. exchange their OSO ownership units for shares of the Company's common stock.

         B. The Company's Board of Directors has authorized this Amendment pursuant to Section 5 of the Exchange Agreement solely to clarify the intent of the parties with regard to the effective date, for accounting purposes, of the transactions described therein.


                                    AMENDMENT

     1. The Exchange Agreement is hereby amended by replacing the first introductory paragraph thereof, in its entirety, with the following:

         "THIS EXCHANGE AGREEMENT, dated as of September 23, 2003, is by and among Oak Street Financial Services, Inc., a Maryland corporation (the "Company"), Oak Street Operations LLC, a Delaware limited liability company ("OSO") and unitholders ("Unitholders") of Oak Street Mortgage LLC, a Delaware limited liability company ("OSM"), to be effective for accounting purposes as of the close of business on September 30, 2003, so that the results of operations and financial position shall be included in the Company's consolidated financial statements beginning September 30, 2003 as if the transactions set forth herein were effective September 30, 2003."

     2. Except as set forth herein, all other terms and provisions set forth in the Exchange Agreement remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment was executed by the undersigned as of the date first written above.


                                       OAK STREET FINANCIAL SERVICES, INC.


                                        /s/ Steven Alonso
                                       -------------------------------------
                                       By: Steven Alonso
                                       President and Chief Executive Officer